Registration No. 33-__________


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                           __________

                     CT COMMUNICATIONS, INC.
     (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                    56-1837282
  (State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)       Identification No.)

                    68 CABARRUS AVENUE, EAST
                       POST OFFICE BOX 227
                  CONCORD, NORTH CAROLINA 28025
            (Address of Principal Executive Offices)
                           __________

  CT COMMUNICATIONS, INC. 1995 COMPREHENSIVE STOCK OPTION PLAN
                    (Full title of the Plan)
                           __________

                       MICHAEL R. COLTRANE
                        PRESIDENT AND CEO
                     CT COMMUNICATIONS, INC,
                     68 CABARRUS AVENUE,EAST
                       POST OFFICE BOX 227
                  CONCORD, NORTH CAROLINA 28025
             (Name and address of agent for service)

                         (704) 788-0214
  (Telephone number, including area code, of agent for service)
                           __________

                            COPY TO:
                        R. DOUGLAS HARMON
               SMITH HELMS MULLISS & MOORE, L.L.P.
                      POST OFFICE BOX 31247
                 CHARLOTTE, NORTH CAROLINA 28231
                           __________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          From time to time after the effective date of
                  this Registration Statement.
                           __________

                 CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum
  Title of each Class of       Amount to be       Offering
Securities to be Registered     Registered    Price Per Share (1)
- ---------------------------    ------------   -------------------
Class B Nonvoting                5,000             $251
Common Stock                      shares
$50.00 par value

                                Proposed Maximum      Amount of
  Title of each Class of           Aggregate         Registration
Securities to be Registered    Offering Price (1)        Fee
- ---------------------------    ------------------   ------------
Class B Nonvoting                  $1,255,000        $432.72
Common Stock
$50.00 par value

     (1) Estimated solely for the purpose of calculating the registration fee and computed according to Rule 457(h) under the Securities Act of 1933, as amended, based on the price of the Common Stock of which options granted pursuant to the Plan may be exercised.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting the Prospectus of CT Communications, Inc. (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to the Treasurer, CT Communications, Inc., 68 Cabarrus Avenue, East, Post Office Box 227, Concord, North Carolina 28025. Telephone requests may be directed to (704) 788-0244.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act");

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to Section 13 of the Exchange Act; and

          (c) The description of the Registrant's Common Stock, $50 par value, contained in its Registration Statement filed under the Exchange Act and all amendments and reports filed for the purpose of updating such description, including the Registrant's Definitive Proxy Statement filed with the Commission on September 21, 1993.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto, which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

     The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, CT Communications, Inc. 68 Cabarrus Avenue, East, Post Office 227, Concord, North Carolina 28025. Telephone requests may be directed to (704) 788-0244.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There are no provisions in the Registrant's Articles of Incorporation, and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. The Registrant's Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such director or officers have the right to indemnification pursuant to the bylaw or otherwise.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54.
Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are set forth in Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference in this Registration Statement.

  EXHIBIT NO.
 (PER EXHIBIT
   TABLES IN
  ITEM 601 OF
REGULATION S-K)     DESCRIPTION OF EXHIBIT
- ---------------     ----------------------
     4.1            Articles of Incorporation of the Registrant,
                    incorporated by reference to Registrant's
                    Annual Report on Form 10-K for the fiscal year ended December 31, 1993, dated March 29,
                    1994.

     4.2 Bylaws of the Registrant, incorporated by reference to Registrant's Annual Report on 10-K for the fiscal year ended December 31, 1993, dated March 29, 1994.

     5.1            Opinion of Smith Helms Mulliss & Moore,
                    L.L.P., as to legality of securities to be registered.

     23.1           Consent of Smith Helms Mulliss & Moore,
                    L.L.P. (included in Exhibit 5.1).

     23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

     24.1 Power of Attorney (included in signature page).

     99.1           1995 Comprehensive Stock Option Plan.

     99.2 Provisions of North Carolina law relating to indemnification.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, North Carolina, on May 18, 1995.


                    CT COMMUNICATIONS, INC.


                    By: \S\ MICHAEL R. COLTRANE
                         Michael R. Coltrane
                         President and Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael R. Coltrane and Roy W. Long, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them acting individually, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                DATE
     ---------                     -----                ----


\s\ MICHAEL R. COLTRANE  President, Chief Executive  May 18, 1995
Michael R. Coltrane      Officer and Director
                         (Principal Executive Officer)

\s\ L.D. COLTRANE III    Chairman of the Board       May 18, 1995
L.D. Coltrane III        and Director


\S\ ROY W. LONG          Vice President, Treasurer   May 18, 1995
Roy W. Long              and Chief Financial
                         Officer (Principal Financial
                         and Principal Accounting
                         Officer)
\S\ JOHN R. BOGER, JR.   Director                    May 18, 1995
John R. Boger, Jr.


\s\ PHIL W. WIDENHOUSE   Director                    May 18, 1995
Phil W. Widenhouse


\S\ JERRY H. MCCLELLAN   Executive Vice              May 22, 1995
Jerry H. McClellan       President, General
                         Plant Manager, Secretary
                         and Director

\S\ BETTY GAY BIVENS     Director                    May 19, 1995
Betty Gay Bivens


\S\ BEN F.MYNATT         Director                    May 19, 1995
Ben F. Mynatt

                          EXHIBIT INDEX


 EXHIBIT NO.
(PER EXHIBIT
  TABLES IN
 ITEM 601 OF                                           SEQUENTIAL
REGULATION S-K)     DESCRIPTION OF EXHIBIT             PAGE NO.
- ---------------     ----------------------             ----------

     4.1       Articles of Incorporation of the
               Registrant, incorporated by reference
               to Registrant's Annual Report on Form
               10-K for the fiscal year ended
               December 31, 1993, dated March 29, 1994.

     4.2 Bylaws of the Registrant, incorporated by reference to Registrant's Annual Report on 10-K for the fiscal year ended
               December 31, 1993, dated March 29, 1994.

     5.1       Opinion of Smith Helms Mulliss & Moore,
               L.L.P., as to legality of securities to be registered.

     23.1      Consent of Smith Helms Mulliss & Moore,
               L.L.P. (included in Exhibit 5.1).

     23.2      Consent of KPMG Peat Marwick LLP,
               independent certified public accountants.

     24.1 Power of Attorney (included in signature page).

     99.1      1995 Comprehensive Stock Option Plan.

     99.2 Provisions of North Carolina law relating to indemnification.